Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 16, 2022 relating to the financial statements and financial statement schedule of Georgia Power Company, appearing in the Annual Report on Form 10-K of Georgia Power Company for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Deloitte & Touche LLP

Atlanta, Georgia
February 18, 2022